Exhibit 32

Written Statement of the Chairman and Chief Executive Officer
Pursuant to 18 U.S.C. Section 1350

Solely for the purposes of complying with 18 U.S.C. Section 1350, I, the undersigned Chairman and Chief Executive Officer of Johnson Outdoors Inc. (the “Company”), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended December 30, 2005 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Helen P. Johnson-Leipold
Helen P. Johnson-Leipold Chairman and Chief Executive Officer February 8, 2006

Written Statement of the Vice President and Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350

Solely for the purposes of complying with 18 U.S.C. Section 1350, I, the undersigned Vice President and Chief Financial Officer of Johnson Outdoors Inc. (the “Company”), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended December 30, 2005 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ David W. Johnson
David W. Johnson Vice President and Chief Financial Officer Treasurer February 8, 2006